UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 17, 2013

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (972) 490-9600

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01     REGULATION FD DISCLOSURE
On June 17, 2013, Ashford Hospitality Trust, Inc. ("Ashford Trust” or the “Company”) issued a press release announcing that its Board of Directors approved a plan to spin-off an 80% ownership interest in an 8-hotel portfolio, totaling 3,146 rooms (2,912 owned rooms), to holders of Ashford Trust common stock in the form of a taxable special distribution. The distribution is expected to be comprised of common stock in Ashford Hospitality Prime, Inc. (“Ashford Prime”), a newly formed company to which Ashford Trust plans to transfer the portfolio interests. This distribution is expected to be made on a pro rata basis to holders of Ashford Trust common stock as of the distribution record date. The distribution is expected to take place toward the end of the third quarter. Ashford Prime is expected to qualify as a real estate investment trust (“REIT”) for federal income tax purposes, and intends to file an application to list its shares of common stock on the New York Stock Exchange, under the symbol “AHP.”

Ashford Hospitality Trust, Inc. will conduct a conference call at 5:00 p.m. ET on Monday, June 17, 2013, to discuss the transaction.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Number

99.1	Press Release of the Company, dated June 17, 2013, furnished under Item 7.01, announcing the spin-off.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2013

ASHFORD HOSPITALITY TRUST, INC.

By: /s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel